UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-3986354
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 Connecticut Avenue

Norwalk, CT 06854

203-401-8200

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the common stock of the Company, par value $0.0001 per share (the “Common Stock”) from the NYSE American LLC (the “NYSE American”) to the New York Stock Exchange (the “NYSE”). The Company expects that listing and trading of the Common Stock on the NYSE American will end at market close on April 8, 2026, and that trading will begin on the NYSE at market open on April 9, 2026.

Item 1. Description of Registrant’s Securities To Be Registered

The description of the Common Stock set forth under the heading “Description of Securities” included in the Company’s Registration Statement on Form S-3ASR (File No. 333-289012), filed with the SEC on July 28, 2025, is incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

BITMINE IMMERSION TECHNOLOGIES, INC.

Dated: April 8, 2026	By:	/s/ Chi Tsang
Chi Tsang
Chief Executive Officer